                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   Form 8-K


                                CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT: August 21, 1997 (signed)
(Date of the earliest event reported)  August 15, 1997



                         ROCKY MOUNTAIN INTERNET, INC.
              Exact name of Registrant as specified in its charter


                      COMMISSION FILE NUMBER:  001-12063


DELAWARE                                                              84-1322326
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State or other jurisdiction of                                      IRS Employer
incorporation or organization                                     Identification


1099 18TH STREET, SUITE 3000 DENVER COLORADO                             80202
--------------------------------------------                           --------
Address of principal executive offices                                 Zip Code


Registrant's telephone number, including area code:  303-672-0700

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ITEM 5.  OTHER EVENTS

On August 15, 1997, based on the Form 10-Q filed by Rocky Mountain Internet, Inc. (the "Company") with the US Securities and Exchange Commission on the same date, The Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that the Company's capital and surplus was less than the $1,000,000 required to maintain listing on the Nasdaq SmallCap market and, that in light of such circumstances, the Company's common shares are subject to delisting from the market effective as of August 29, 1997. Nasdaq has allowed the Company until August 29, 1997, to submit a proposal for achieving compliance with its listing requirements, and based on that proposal Nasdaq will determine whether or not the Company may continue to be listed on the Nasdaq Stock Market.

The Company will respond to Nasdaq with a plan to achieve compliance with the Nasdaq listing requirements by the required date and is hopeful that the plan will be accepted. The Company is in the process of a Private Placement to raise up to approximately $2,150,000 in equity capital. The Company is optimistic that the combination of funds received from the Private Placement if successfully completed plus an operating plan, if successfully completed, that calls for the Company to move to profitability in the first half of 1998, should result in compliance with the Nasdaq requirements, but there is no certainty of that result.



Please see Exhibit 1 for the text of the Nasdaq notification letter.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by undersigned, thereunto duly authorized.


ROCKY MOUNTAIN INTERNET, INC.


By:  /s/ DAVID L. EVANS                          Date: August 21, 1997
    ------------------------------
    David L. Evans
    Chief Financial Officer,
    and Executive Vice President